As filed with the Securities and Exchange Commission on September 13, 1999
                                                   Registration No. 333-63737

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                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                ---------

                      POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-1
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                                ----------

                        WILLOW GROVE BANCORP, INC.
   (Exact name of registrant as specified in its federal stock charter)

                                ----------

United States                      6035                         23-2986192
---------------                 ----------                     ------------
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)    Identification
                                                               No.)
                                ----------

                        Welsh and Norristown Roads
                      Maple Glen, Pennsylvania 19002
                              (215) 646-5405
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------

                         Frederick A. Marcell, Jr.
                   President and Chief Executive Officer
                        Welsh and Norristown Roads
                      Maple Glen, Pennsylvania 19002
                              (215) 646-5405
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                             Raymond A. Tiernan, Esq.
                              Hugh T. Wilkinson, Esq.
                        Elias, Matz, Tiernan & Herrick L.L.P.
                               734 15th Street, N.W.
                              Washington, D.C.  20005

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
                                  PART II


Deregistration of Common Stock
------------------------------

         The Registrant hereby deregisters 200,223 shares of common stock, par value $.01 per share ("Common Stock"), previously registered. The shares of Common Stock deregistered hereby were not sold in Registrant's recently completed offering of Common Stock.






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
                                SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies and has authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Pennsylvania on September 7, 1999.

                                  WILLOW GROVE BANCORP, INC.


                                  By:  /s/ Frederick A. Marcell, Jr.
                                       -------------------------------
                                       Frederick A. Marcell, Jr.
                                       President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                              Title                   Date
-----------------              --------------------        ----------------

/s/ Frederick A. Marcell, Jr.  Director, President and     September 7, 1999
-----------------------------  Chief Executive Officer
Frederick A. Marcell, Jr.


 /s/ John J. Foff, Jr.         Senior Vice President       September 7, 1999
-----------------------------  and Chief Financial
John J. Foff, Jr.              Officer


 /s/ Lewis W.  Hull            Director                    September 7, 1999
-----------------------------
Lewis W.  Hull


 /s/ William W. Langan         Chairman of the Board       September 7, 1999
-----------------------------
William W. Langan






                                      3

     Name                               Title                    Date
----------------                    ---------------        ------------------


/s/ A. Brent O'Brien               Director                September 8, 1999
-----------------------------
A. Brent O'Brien


/s/ William W. Weihenmayer           Director              September 8, 1999
-----------------------------
William W. Weihenmayer


-----------------------------       Director               September __, 1999
J. Ellwood Kirk


/s/ Charles F.  Kremp, 3rd          Director               September 7, 1999
-----------------------------
Charles F.  Kremp, 3rd


-----------------------------       Director               September __, 1999
Samuel H. Ramsey, III






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